Exhibit 10-11

FIRSTENERGY CORP.
CASH BALANCE PENSION RESTORATION PLAN

ARTICLE I

THE PLAN

This FirstEnergy Corp. Cash Balance Pension Restoration Plan (“Plan”) is intended to provide certain key employees of FirstEnergy with a Plan benefit that is generally equal to the benefit that the Participant would have been eligible to receive under the Cash Balance Plan Provisions (“Part L”) of the FirstEnergy Corp. Master Pension Plan (the “Pension Plan”) but for the limitations imposed by Section 401(a)(17) and Section 415 of the Internal Revenue Code of 1986, as amended. It is the intention of the Plan, and it is the understanding of those Participants covered under the Plan, that the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The effective date of the Plan is January 1, 2014.

ARTICLE II

DEFINITIONS

2.1     Meanings of Definitions.     As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

(a)    “Administrative Committee” shall mean the committee appointed to administer the Plan pursuant to Article V hereof.

(b)    “Appeals Committee” shall mean the committee appointed by the Company to review the appeal of a claim pursuant to Section 6.3 hereof.

(c)    “Beneficiary” means the person, persons or entity (including, without limitation any trustee) last designated by a Participant to receive the benefits specified in this Plan pursuant to Section 4.3 of the Plan in the event of the Participant’s death.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Change in Control” shall mean:

(i)     An acquisition by any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the “Exchange Act”), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) immediately after which such Person has beneficial ownership of twenty-five percent (25%) or more of either: (x) the then outstanding shares of common stock of the Company (“Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of

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directors (“Outstanding Company Voting Securities”); provided, however, that the following acquisitions of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control:

(A)     Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company);

(B)     Any acquisition by the Company;

(C)     Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(D)     Any acquisition pursuant to a reorganization, merger, or consolidation involving the Company or any direct or indirect wholly-owned subsidiary of the Company, whether or not the Company is the surviving corporation in such transaction (any of the foregoing, a “Reorganization” for purposes of this Definition), if, following such Reorganization, the conditions described in clause (iii) of this Definition below are satisfied;

(ii)     Individuals who, as of January 1, 2014, constitute the Board (the

“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to January 1, 2014 whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)     Consummation of a (A) Reorganization or (B) sale or disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets by the Company (a “Major Asset Disposition”), unless in each case following such Reorganization or Major Asset Disposition (either, a “Major Corporate Event”) each of the following conditions is met:

(A)     The Outstanding Company Voting Securities immediately prior to such Major Corporate Event represent (either by remaining outstanding or by converting into or being exchanged for voting securities of the surviving corporation) at least sixty percent (60%) of the combined voting power of the surviving corporation (including a corporation which, as a result of such Major Corporate Event, owns the Company or all or substantially all of the assets of the Company) outstanding immediately after such Major Corporate Event;

(B)     No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the resulting or acquiring corporation resulting from such Major Corporate Event, and any Person beneficially owning, immediately prior to such Major Corporate Event, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, immediately after consummation of such Major Corporate Event, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the resulting or acquiring corporation in such Major Corporate Event, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and

(C)     At least a majority of the members of the board of directors of the corporation resulting from such Major Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Major Corporate Event; or

(iv)     Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed ‘part of a purchasing group’ for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)     “Company” shall mean FirstEnergy Corp., an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

(h)    “Compensation Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board that they Board may designate.

(i)     “Employer” shall mean the Company and any affiliated or subsidiary entity as defined in Code Section 414(b) and (c) except that in applying Code Section 1563 “50 percent” shall be substituted for “80 percent.”

(j)     “Pension Restoration Benefit” shall mean the pension benefit payable pursuant to the terms of this Plan to a Participant meeting the eligibility requirements of Section 3.1 of the Plan.

(k)     “Participant” shall mean an employee (i) who commences employment with an Employer on or after January 1, 2014; (ii) who is a participant under Part L of the Pension Plan;

(iii) who is notified that he has been selected to become a Participant in the Plan; and (iv) whose participation in the Plan is not terminated by the Company.

(l)     “Pension Plan” shall mean the FirstEnergy Corp. Master Pension Plan as the same shall be in effect on the date of a Participant’s Termination of Employment.

(m)     “Specified Employee” shall have the meaning set forth in Code Section 409A as determined on the date of Termination of Employment in accordance with procedures established by the Company and consistent with Code Section 409A.

(n)     “Termination of Employment” shall mean, with respect to any employee, the “separation from service” within the meaning of Code Section 409A, of the employee with the Company and all Employers, for any reason, including without limitation, voluntary termination, discharge, retirement, leave of absence (including military leave, sick leave, or other bona fide leave of absence such as temporary employment by the government if the period of such leave exceeds the greater of six months, or the period for which the employee’s right to reemployment is provided either by statute or by contract) or permanent decrease in service to a level that is no more than twenty percent (20%) of its prior level. For this purpose, whether a Termination of Employment has occurred is determined based on whether it is reasonably anticipated that no further services will be performed by the employee after a certain date or that the level of bona fide services the employee will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the employee has been providing services for less than 36 months).

(o)     “Vested Pension Restoration Benefit” is defined in Section 3.4 hereof.

The masculine gender includes the feminine, and singular references include the plural, unless the context clearly requires otherwise.

ARTICLE III

PENSION RESTORATION BENEFIT

3.1     Eligibility. The Company may designate any key executive who is an employee of any Employer as eligible to participate in the Plan as of the first (1st) day of the month following the employee’s date of hire or promotion.

3.2     Amount of Pension Restoration Benefit. Subject to Sections 3.3, 3.4 and 3.5 below, the Pension Restoration Benefit payable to a Participant shall be in such amount as is required, when added to the Accrued Benefit (as defined in Part L of the Pension Plan, as may be amended from time to time) payable in lump sum form to the Participant under the Pension Plan as of the Participant’s date of Termination of Employment, to produce a lump sum cash aggregate benefit equal to the benefit that would have been payable under Part L of the Pension Plan formula in lump sum form to the Participant if the limitations of Section 401(a)(17) of the Code and the limitations of Section 415 of the Code had not been in effect.

3.3    Death Benefit. In the event a Pension Restoration Benefit becomes payable upon a Participant’s death and the Participant’s Beneficiary is entitled to a pre-retirement death benefit under Part L of the Pension Plan, the amount of the Participant’s Pension Restoration Benefit shall be payable and determined in accordance with Section 3.2 above.

3.4     Vesting. A Participant who accrues a Pension Restoration Benefit hereunder shall have a nonforfeitable interest in such Pension Restoration Benefit to the extent that his or her benefits under Part L of the Pension Plan are vested pursuant to the terms of the Pension Plan; provided that any unvested portion of a Participant’s accrued Pension Restoration Benefit shall vest immediately upon the occurrence of a Change in Control. Any Pension Restoration Benefit that becomes vested pursuant to this Section 3.4 shall be a “Vested Pension Restoration Benefit.”

3.5    Individual Agreements. A Participant may be promised different benefits under this Plan in a separate employment agreement or other written agreement with the Company. This Plan will take into account such promises, but in no event will any such promises change the time and form of payment of the Pension Restoration Benefit as provided under Article IV.

ARTICLE IV

PAYMENT OF PENSION RESTORATION BENEFIT

4.1     Immediate Payment upon Participant’s Termination of Employment. Subject to the provisions of Section 4.2 hereof, a Participant who has accrued a Vested Pension Restoration Benefit pursuant to Section 3.4 hereof shall receive a distribution of such Vested Pension Restoration Benefit upon the Participant’s Termination of Employment date. Such Vested Pension Restoration Benefit shall be paid by the Participant’s respective Employer as a lump sum payment no later than ninety (90) days after the date of the Participant’s Termination of Employment. If the Participant’s Termination of Employment is the result of the Participant’s death, the payment will be made to the Participant’s Beneficiary no later than ninety (90) days after the date of the Participant’s death, pursuant to Section 4.3 below.

4.2     Specified Employees. Notwithstanding any provision herein to the contrary, if the Participant is a Specified Employee on the date of his or her Termination of Employment, then, except in the case of death, the payment of his or her Vested Pension Restoration Benefit shall be delayed during the six (6) month period following the date of such Participant’s Termination of Employment and shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Termination of Employment. Any payment delayed pursuant to this Section 4.2 shall include an amount of interest equal to such rate specified by the Company from time to time on the amount of the delayed payments, calculated in accordance with rules set forth by the Company, which is a calculation based on the aggregate sum of the interest rate multiplied by the number of days the delayed payment is held by the Company due to the mandated deferral.

4.3     Beneficiary Designation.

(a)Designation of Beneficiary. Each Participant shall have the right, at any time, to designate one (1) or more persons or a trustee as the primary or contingent Beneficiary(ies) to whom Vested Pension Restoration Benefits shall be paid in the event of the Participant’s death prior to distribution to the Participant of such Vested Pension Restoration Benefits. Unless stated otherwise in writing in the form provided by the Company, payments hereunder shall be paid in equal shares to surviving Beneficiaries if more than one (1) Beneficiary has been designated. Each Beneficiary designation shall be in a written form prescribed by the Company and shall be effective only when filed with the Company during the Participant’s lifetime. If a Participant’s compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

(b)Change of Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Company.

(c)Default Beneficiary Designation. In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary shall follow the Participant’s beneficiary designation under Part L of the Pension Plan.

(d)Payment to the Beneficiary or Beneficiaries shall completely discharge the respective Participant’s Employers’ obligations with respect to such Participant under this Plan.

ARTICLE V

ADMINISTRATION

5.1    Administrative Committee; Duties.
This Plan shall be administered by an Administrative Committee consisting of three (3) or more members who are appointed by the Chief Executive Officer of the Company. Members of the Administrative Committee may be Participants in this Plan. However, no member of the Administrative Committee may participate in a review of his or her own claim under Article VI. The Administrative Committee shall administer the Plan and shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Administrative Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding except as otherwise provided in Article VI. A majority vote of the Administrative Committee members shall control any decision. Any discretionary actions to be taken under the Plan by the Administrative Committee with respect to the classification of employees, Participants, contributions or benefits shall be uniform in nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Administrative Committee shall have the following discretionary authority, powers and duties:

(a)        To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;
(b)        To make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the Plan;
(c)        To interpret the Plan and to resolve ambiguities, inconsistencies and omissions;
(d)        To decide all questions concerning the Plan and any questions concerning the eligibility of any employee to participate in the Plan;
(e)        To determine the amount of benefits which will be payable to any person in accordance with the provisions of the Plan; and
(f)         To delegate to officers and employees of the Company administrative responsibilities under the Plan and the authority to implement administrative procedures, except as set forth in Article VI hereof.
Upon and after the occurrence of a Change in Control, the “Administrative Committee” shall be at least three (3) individuals selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”); provided, however, the Administrative Committee, as constituted immediately prior to a Change in Control, shall continue to act as the Administrative Committee for this Plan until the date on which the independent third parties selected by the Ex-CEO accept the responsibilities as members of the Administrative Committee under this Plan. Upon and after a Change in Control, the Administrative Committee shall have all discretionary authorities and powers granted the Administrative Committee under this Plan including the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan except benefit entitlement determinations upon appeal. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrative Committee; (2) indemnify the Administrative Committee against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrative Committee hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrative Committee or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Participants and their Beneficiaries, their accrued Pension Restoration Benefits, the date and circumstances of the death or Termination of Employment of the Participants, and such other pertinent information as the Administrative Committee may reasonably require. Upon and after a Change in Control, a member of the Administrative Committee may only be removed (and a replacement may only be appointed) by the Ex-CEO.

5.2    Agents.
In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel, who may be counsel to the Company.

5.3    Indemnity of Committees.
The Company shall indemnify and hold harmless the members of the Administrative Committee, the Appeals Committee and the Compensation Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of intentional misconduct.

5.4    Participating Employers.

The Compensation Committee or the Chief Executive Officer of the Company may permit Employers to participate in this Plan. Any Employer may, upon resolution of its Board of Directors, withdraw from participating in the Plan and shall notify the Company of such resolution. An Employer’s withdrawal from the Plan shall not adversely affect the accrued Pension Restoration Benefit and shall not change the time and form of any distributions.

ARTICLE VI

CLAIMS PROCEDURES

6.1    Claim.
Any person claiming a benefit (“Claimant”) under the Plan shall present the request in writing to the Administrative Committee.

6.2    Initial Claim Review.
In the case of any claim, the Administrative Committee will make a benefit determination within ninety (90) days of its receipt of an application for benefits. This period may be extended up to an additional ninety (90) days, if the Administrative Committee provides the Claimant with a written notice of the extension within the initial ninety (90)-day period. The extension notice will explain the reason for the extension and the date by which the Administrative Committee expects a decision will be made.

The Administrative Committee will notify the Claimant in writing, delivered in person or mailed by first-class mail to the Claimant’s last known address, if any part of a claim for benefits under the Plan has been denied. The notice of a denial of any claim will include:

(a)     the specific reason for the denial;

(b)        reference to specific provisions of the Plan upon which the denial is based;
(c)        a description of any internal rule, guidelines, protocol or similar criterion relied on in making the denial (or a statement that such internal criterion will be provided free of charge upon request);
(d)        a description of any additional material or information deemed necessary by the Administrative Committee for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(e)        an explanation of the claims review procedure under the Plan.
If the notice described above is not furnished and if the claim has not been granted within the time specified above for payment of the claim, the claim will be deemed denied and will be subject to review as set forth in Section 6.3.

6.3    Review of Claim.
If a claim for benefits is denied, in whole or in part, the Claimant may request to have the claim reviewed. The Claimant will have sixty (60) days in which to request a review of his or her claim. The request must be in writing and delivered to the Appeals Committee. If no such review is requested, the initial decision of the Administrative Committee will be considered final and binding.

The request for review must specify the reason the Claimant believes the denial should be reversed. He or she may submit additional written comments, documents, records, and other information relating to and in support of the claim; all information submitted will be reviewed whether or not it was available for the initial review. The Claimant may request reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. A member of the Appeals Committee may not participate in the review of his or her own claim. In addition, if the Claimant requests a review, a member who is a subordinate of the original decision maker shall not participate in the review of the claim. The review will not defer to the initial adverse determination.

Upon receipt of a request for review, the Appeals Committee may schedule a hearing within thirty (30) days of its receipt of such request, subject to availability of the Claimant and the availability of the Appeals Committee, at a time and place convenient for all parties at which time the Claimant may appear before the person or committee designated by the Appeals Committee to hear appeals for a full and fair review of the Administrative Committee’s initial decision. The Claimant may indicate in writing at the time the Appeals Committee attempts to schedule the hearing that he or she wishes to waive the right to a hearing. If the Claimant does not waive his or her right to a hearing, he or she must notify the Appeals Committee in writing, at least fifteen (15) days in advance of the date established for such hearing, of his or her intention to appear at the appointed time and place. The Claimant must also specify any persons who will accompany him or her to the hearing, or such other persons will not be admitted to the hearing. If written notice is not timely provided, the hearing will be automatically canceled. The Claimant or the Claimant’s duly authorized representative may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues, documents, affidavits, arguments, and comments in writing prior to or during the hearing.

The Appeals Committee will render its final decision within sixty (60) days of receipt of an appeal. If the Appeals Committee determines that an extension of the time for processing the claim is needed, it will notify the Claimant of the reasons for the extension and the date by which the Appeals Committee expects a decision will be made. The extended date may not exceed one hundred twenty (120) days after the date of the filing of the appeal

If after the review the claim continues to be denied, the Claimant will be provided a notice of the denial of the appeal which will contain the following information:

(a)        The specific reasons for the denial of the appeal;
(b)        A reference to the specific provisions of the Plan on which the denial was based;
(c)        A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;
(d)        A statement disclosing any internal rule, guidelines, protocol or similar criterion relied on in making the denial (or a statement that such information would be provided free of charge upon request); and
(e)        A statement describing the Claimant’s right to bring a civil suit under Federal law and a statement concerning other voluntary alternative dispute resolutions options.
Such decision and determination of the Appeals Committee shall be binding on the Claimant and all persons affected thereby. The appeal process described herein must be exhausted before a Claimant can pursue any claim in federal court. Issues not raised during the appeal will be deemed waived. No action may be filed more than one-hundred and eighty (180) days after the Appeals Committee’s final denial on appeal.
6.4    Review of Claims on and after a Change in Control.
Upon and after the occurrence of a Change in Control, the Compensation Committee, as constituted immediately prior to a Change in Control, shall be the Appeals Committee. In the event any member of the Appeals Committee resigns or is unable to perform the duties of a member of the Appeals Committee, successors to such members shall be selected by the Ex-CEO. Upon and after a Change in Control, the Appeals Committee shall have all discretionary authorities and powers granted the Compensation Committee under this Plan to review denied claims as provided in Section 6.3. A member of the Appeals Committee may not participate in the review of his or her own claim and may not participate in the review a claim if he or she is a subordinate of the original decision maker. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Appeals Committee; (2) indemnify the Appeals Committee against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Appeals Committee hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Appeals Committee or its employees or agents; and (3) supply full and timely information to the Appeals Committee on all matters relating to the Plan, the Participants and their Beneficiaries, the Pension Restoration Benefits, the date and circumstances of the death or Termination of Employment of the Participants, and such other pertinent information as the Appeals Committee may reasonably require. Upon and after a Change in Control, a member of the Appeals Committee may be removed (and a replacement may be appointed) only by the Ex-CEO.

ARTICLE VII

CORPORATE ASSETS

All benefits paid under the Plan shall be payable solely out of the general assets of the Company. The Company may, but shall have no obligation to, establish a trust or fund to fund its obligation to pay benefits under the Plan. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participant, the Company or any other person. It is the intention of the Company and the Participant that the Plan be unfunded for tax purposes and for purposes of Title I of the employee Retirement Income Security Act of 1974, as amended.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1     Right to Amend.
The Plan may be amended any time by action of the Board or the Compensation Committee or by a writing executed on behalf of the Board or Compensation Committee by the Company’s duly elected officers, except that no amendment shall be effective to decrease or restrict any Pension Restoration Benefit accrued to that date. The Board or the Compensation Committee may delegate to an authorized officer of the Company the authority to amend the plan for administrative changes or changes that are required under any applicable law.

8.2    Right to Terminate.
The Board or the Compensation Committee may at any time terminate the Plan if, in its sole judgment, the tax, accounting or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company. Such termination shall not adversely affect any Participant’s accrued Pension Restoration Benefit.

ARTICLE IX

MISCELLANEOUS

9.1     Interest of Participant. The obligation of the Employer and of the Company to provide a Participant or the Participant’s Beneficiary with a Pension Restoration Benefit under the Plan merely constitutes the unsecured promise of the Employer and the Company to make payments as provided herein and no person shall have any interest in, or a lien or prior claim on any property of the Employer or Company.

9.2     Benefits. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participant and the Participant’s Beneficiary who may become entitled to a Pension Restoration Benefit under the Plan.

9.3     No Present Interest. Subject to any federal statute to the contrary, no right or benefit under the Plan and no right or interest in each Participant’s Plan benefit shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan, or Participant’s Pension Restoration Benefit shall be void. No right, interest, or benefit under the Plan or Participant’s Plan benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the Participant or Beneficiary. If the Participant or Beneficiary becomes bankrupt or attempts to alienate, sell, assign, pledge, encumber, or charge any right under the Plan or Participant’s Plan benefit, such attempt shall be void and unenforceable.

9.4     Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide pension restoration benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

9.5     No Commitment as to Employment. Nothing herein contained shall be construed as a commitment or agreement upon the part of any employee hereunder to continue his or her employment with an Employer or to continued participation in the Plan, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment, rate of compensation or terms and conditions of employment of any employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

9.6     Absence of Liability. No member of the Board or a subsidiary or committee authorized by the Board, or any officer of the Company or an affiliate shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, except in circumstances involving bad faith or willful misconduct for anything done or omitted to be done.

9.7     Expenses. The expenses of administration of the Plan shall be paid by the Company.

9.8     Precedent. Except as otherwise specifically agreed to by the Company in writing, no action taken in accordance with the Plan by the Company shall be construed or relied upon as a precedent for similar action under similar circumstances.

9.9     Withholding. The Company shall withhold any tax which the Company in its discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any applicable law.

9.10     Validity of Plan. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of ERISA, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

9.11     Parties Bound. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

9.12     Headings. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

9.13     Duty to Furnish Information. The Company shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

9.14     Trust Fund.     At its discretion, the Company may establish one or more trusts, with such trustees as the Company may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, in the event of insolvency or bankruptcy of the Company, such assets will be subject to the claims of the Company’s general creditors. To the extent any benefits provided under the Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer.

9.15     Notice. Any notice required or permitted under the Plan shall be deemed sufficiently provided if such notice is in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. Mailed notice to the

Company shall be directed to the Company’s address, attention: FirstEnergy Compensation and Benefits Department. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Employer’s records.

9.16     Successors. The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity that shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of an Employer.

9.17    Code Section 409A Compliance. It is the intention and purpose of the Company that this Plan shall be, at all relevant times, in compliance with (or exempt from) Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A and such other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan and the Company shall have no responsibility for tax or legal consequences to any Participant (or Beneficiary) resulting from the terms or operation of this Plan.

9.18    Governing Law and Venue. This Plan shall be construed and enforced under and be governed in all respects by the laws of the State of Ohio. By participating in the Plan, each Participant agrees to the exclusive jurisdiction of the courts of the United States District Court for the Northern District of Ohio to adjudicate any and all claims brought only after the exhaustion of the internal claims and appeals procedures set forth in Article VI hereof.

IN WITNESS WHEREOF, and pursuant to the direction and authority of the Board of Directors, the Company has caused this instrument to be executed by its duly authorized officer effective as of the date or dates set forth above.

FIRSTENERGY CORP.

By:	/s/ Anthony J. Alexander,
Anthony J. Alexander,
President and Chief Executive
Officer of FirstEnergy Corp.

Dated:    February 21, 2014